Exhibit 99.1
CONSENT OF PROSPECTIVE DIRECTOR
     I, Kevin C. Tang, hereby consent to be named as a prospective director of RXi Pharmaceuticals Corporation in the Registration Statement on Form S-1 of RXi Pharmaceuticals Corporation, and any amendments thereto.

/s/ Kevin C. Tang
Kevin C. Tang
Dated: October 24, 2011